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                                                                   Exhibit 10(t)

        CHANGE OF CONTROL AGREEMENT between Rainbow Technologies, Inc., a Delaware corporation (the "Corporation"), and Richard Burris (the "Executive"), dated this first day of January 1998.

                             W I T N E S S E T H :

        WHEREAS, the Corporation and the Executive have entered into an Employment Agreement; and

        WHEREAS, the Corporation wishes to assure both itself and the Executive of continuity of management in the event of any actual or threatened "Change of Control" (as defined in Article 2) of the Corporation;

        NOW THEREFORE, in consideration of the premises and mutual covenants herein contained, it is hereby agreed by and between the Corporation and the Executive as follows:

        1. Term. The Corporation agrees to employ Executive, and Executive agrees to serve, on the terms and conditions stated herein for a one year period commencing on the effective date of the Change in Control (as defined in Article 2 and hereinafter defined as the "Change Date") said period to be automatically renewed for successive one year periods thereafter and ending on the earlier to occur of (a) termination pursuant to the provisions of this Change of Control Agreement (the "Agreement") or (b) the first day of the month coinciding with or next following the Executive's 60th birthday.

        2. Change of Control. For the purposes of this Agreement a "Change of Control" shall be deemed to have occurred if: (i) a third person, including a "group" as defined in Article 13(d)(3) of the Securities Exchange Act of 1934, becomes the beneficial owner of shares of the Corporation having (a) having 30% or more of the total number of votes that may be cast for the election of directors of the Corporation in 1998; and (b) having 25% or more of the total number of votes that may be cast for the election of directors of the Corporation in 1999 and thereafter; or (ii) as the result of, or in connection with, any cash tender or exchange offer, merger of other business combination, sale of assets or contested election, or any combination of the foregoing transactions (a "Transaction"), the persons who were directors of the Corporation before the Transaction shall cease to constitute a majority of the Board of Directors (the "Board") of the Corporation or any successor to the Corporation.

        3. Position and Duties. The Executive's position (including titles), authority and responsibilities shall be at least commensurate with the most significant of those held, exercised and assigned during the 90-day period immediately preceding the Change Date. The Executive shall be based and the Executive's services shall be performed at the location at which the Executive was based immediately preceding the Change Date, except for travel reasonably required in the performance of the Executive's responsibilities. It is understood that such position, authority and responsibilities shall not be regarded as not commensurate merely by virtue of the fact that a successor shall have acquired all or substantially all of the business and/or assets of the Corporation as contemplated by Article 11 hereof and that the Executive shall continue to have a position and authority and responsibilities with respect to

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such successor or affiliated company substantially corresponding to that of the
Executive with respect to the Corporation prior to such acquisition. As used in this Agreement, the term "affiliated companies" means any company controlling, controlled by or under common control with the Corporation. Notwithstanding the duties as described above, Executive agrees that his/her duties may be, from time to time, revised or modified by the President of the Corporation. The Executive agrees to devote his/her full business time during normal business hours to the business and affairs of the Corporation and to use his/her best efforts to perform faithfully and efficiently the responsibilities assigned to him hereunder, to the extent necessary to discharge such responsibilities, except for (i) service on corporate, civic or charitable boards or committees not significantly interfering with the performance of such responsibilities and
(ii) periods of vacation and sick leave to which Executive is entitled. It is expressly understood and agreed that the Executive's continuing to serve on any boards and committees with which Executive is connected, as a member or otherwise, shall be deemed not to interfere with the performance of the Executive's services to the Corporation.

        4.   Compensation and Benefits.

        4.1 Base Salary. The Executive shall receive a base salary (the "Base Salary") at least equal to the Base Salary paid to the Executive by the Corporation within one year prior to the Change Date. The Base Salary shall be reviewed at least once each year and shall be increased at any time and from time to time by action of the President, Board or any committee thereof. The Base Salary shall be paid in accordance with the Corporation's regular practices.

        4.2 Annual Bonus. In addition to Base Salary, the Executive shall have an opportunity to earn or be awarded, for each fiscal year during the Term, an annual bonus ("Annual Bonus") in cash. The Annual Bonus shall be at least equal to the Annual Bonus, if any, paid or payable to the Executive during the fiscal year prior to the Change Date or, if the Annual Bonus has been in effect for two fiscal years prior to the Change Date, then to the average of the two years immediately prior to the Change Date or, if the Annual Bonus has been in effect for three or more fiscal years, then to the quotient obtained when the sum of the bonuses for the three fiscal years immediately prior to the Change Date is divided by three. Each such Annual Bonus shall be payable no later than 60 days subsequent to the end of the Corporation's fiscal year. In the event of the termination of this Agreement for any reason, the Executive shall receive the Annual Bonus prorated to the date of such termination.

        4.3 Incentive, Retirement and Savings Plan. In addition to the Base Salary and Annual Bonus, Executive shall be entitled to participate in all incentive, retirement and savings plans and programs ("Incentives"), if any, and as established by the Corporation from time to time provided Executive meets the eligibility requirements. All Incentives, provided for the Executive shall be at least equal to those provided by the Corporation for the Executive under such plans and programs if and as in effect at any time during the 90-day period immediately preceding the Change Date or, if more favorable to the Executive, as in effect at any time thereafter with respect to executives with comparable responsibilities.


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        4.4 Benefit Plans. The Executive and/or Executive's spouse and dependents, as the case may be, shall be entitled to all benefits under all medical, dental, vision, disability, executive life, group life, accidental death and travel accident insurance plans and programs ("Benefit Plans") if any, and as established from time to time by the Corporation provided the Executive meets the eligibility requirements therefor. All Benefit Plans shall be at least equal to those in effect at any time during the 90-day period immediately preceding the Change Date or, if more favorable to the Executive, as in effect at any time thereafter with respect to executives with comparable responsibilities.

        4.5 Fringe Benefits. The Executive and/or Executive's spouse and dependents, as the case may be, shall be entitled to fringe benefits ("Fringe Benefits"), if any, and as established from time to time by the Corporation provided the executive meets the eligibility requirements therefor. The Executive is entitled to Fringe Benefits as in effect during the 90-day period immediately preceding the Change Date or, if more favorable to the Executive, as in effect at any time thereafter with respect to executives with comparable responsibilities.

        4.6 Expenses. The Executive shall be entitled to receive prompt reimbursement for all reasonable expenses incurred or expended by the Executive in fulfillment of the duties hereunder. The Executive shall provide documentation of such expenses and be reimbursed in accordance with the policies and procedures of the Corporation as in effect during the 90-day period immediately preceding the Change Date or, if more favorable to the Executive, as in effect at any time thereafter with respect to executives with comparable responsibilities.

        4.7 Office . The Executive shall be entitled to an office and to administrative assistance commensurate with Executive's responsibilities and title. The Executive shall be entitled to office and support staff at least equal to those provided to the Executive during the 90-day period immediately preceding the Change Date or, if more favorable to the Executive, as provided at any time thereafter with respect to executives with comparable responsibilities.

        4.8 Vacation. The Executive shall be entitled to paid vacation in accordance with the policies of the Corporation, if any, and as established from time to time by the Corporation. The Executive shall be entitled to vacation in accordance with the policies of the Corporation as in effect during the 90-day period immediately preceding the Change Date or, if more favorable to the Executive, as in effect at any time thereafter with respect to executives with comparable responsibilities.

        4.9. Benefit Amendments. Nothing herein shall be construed to prevent the Corporation from amending or altering any plans or programs as long as the Executive continues to have the opportunity to receive compensation and benefits, on a before-tax basis, consistent with paragraphs 4.1 through 4.8.

        5.   Termination.

        5.1 Death. The Executive's employment shall terminate automatically upon the Executive's death ("Death").

        5.2 Disability. The Corporation may terminate the Executive's employment, after having established the Executive's "Disability" (as defined below), by giving to the Executive notice of its intention to


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terminate Executive's employment effective on the 90th day after such notice
(the "Disability Effective Date") if within such 90-day period the Executive fails to return to full-time performance of Executive's duties. For purposes of this Agreement, "Disability" means disability which after the expiration of more than 26 weeks after its commencement is determined to be total and permanent by a physician selected by the Corporation or its insurers providing disability insurance to the Company and consented to by the Executive or Executive's legal representative (such consent not to be withheld unreasonably).

        5.3 Cause. The Corporation may terminate the Executive's employment for Cause ("Cause"). For purposes of this Agreement, "Cause" means (i) an act or acts of dishonesty on the Executive's part which result in or are intended to result in Executive's substantial personal enrichment at the expense of the Corporation or (ii) repeated violations by the Executive of Executive's obligations under Article 3 of this Agreement, which violations are demonstrably willful and deliberate on the Executive's part and which were intended to result in or have resulted in material injury to the Corporation.

        5.4 Without Cause. The President or the Board may terminate the Executive's employment without cause ("Without Cause") upon 60 days notice.

        5.5 Good Reason. The Executive may terminate his/her employment for Good Reason ("Good Reason"). For purposes of this Agreement "Good Reason" is defined as set forth in Articles 5.5.1 through 5.5.5 below:

             5.5.1 Adverse Change. Without the express written consent of the Executive, (i) the assignment to the Executive of any duties inconsistent in any substantial respect with the Executive's position, authority or responsibilities as contemplated by Article 3 of this Agreement, or (ii) any other substantial adverse change in such position including titles, authority or responsibilities.

             5.5.2 Failure to Comply. Any failure by the Corporation to comply with any of the provisions of Article 4 of this Agreement, other than an insubstantial and inadvertent failure remedied by the Corporation promptly after receipt of notice thereof given by the Executive.

             5.5.3 Change of Location. The Corporation's requiring the Executive to be based or to perform services at any office or location other than that at which the Executive is based immediately prior to the Change Date, except for travel reasonably required in the performance of the Executive's responsibilities.

             5.5.4 Unpermitted Termination. Any purported termination by the Corporation of the Executive's employment otherwise than as permitted by this Agreement, it being understood that any such purported termination shall not be effective for any purpose of this Agreement.

             5.5.5 Failure to Assume. Any failure by the Corporation to obtain the assumption and agreement to perform this Agreement by a successor as contemplated by Article 11.

             5.5.6 Determination of Good Reason. For the purposes of this
Article 5.5, any determination of "Good Reason" shall be made solely by the Corporation's independent auditors.


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             5.5.7 Good Faith. In the event that the Executive shall in good faith give a "Notice of Termination," as hereinafter defined in paragraph 5.8 hereof, for Good Reason and it shall thereafter be determined that Good Reason did not exist, the employment of the Executive shall, unless the Corporation and the Executive shall otherwise mutually agree, be deemed to have terminated, at the date of the giving of such purported Notice of Termination. In such event the Executive shall be deemed to have elected Voluntary Retirement and shall be entitled to receive only those payments and benefits which he would have been entitled to receive at such date under Article 6.4 of this Agreement.

        5.6 Voluntary Retirement. At any time after the effective date of the Agreement, the Executive may terminate his/her employment by electing voluntary retirement ("Voluntary Retirement").

        5.7 Notice of Termination. Any termination by the Corporation for Cause, or by the Executive for Good Reason or election of Voluntary Retirement shall be communicated by Notice of Termination to the other party hereto given in accordance with Article 12. For purposes of this Agreement, a "Notice of Termination" means a written notice which (i) indicates the specific termination provision in this Agreement relied upon, (ii) sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated and (iii) if the termination date is other than the date of receipt of such notice, specifies the termination date of this Agreement which date shall be in accordance with the specific termination provision of this Agreement relied upon.

        5.8 Date of Termination. For purposes of this Agreement, the "Date of Termination" shall mean the date the President receives the Notice of Termination or any later date specified therein, as the case may be. Notwithstanding any contrary provision contained in this Agreement, (i) if the Executive is terminating this Agreement in order to elect Voluntary Retirement, the Date of Termination shall not be the date of receipt of such Notice of Termination but shall be a date specified therein, which date shall be not less than 120 days after giving such Notice of Termination; (ii) if the Executive's employment is terminating due to Disability, the Date of Termination shall be the Disability Effective Date; (iii) if the Executive's employment terminates due to the Executive's death, the Date of Termination shall be the date of death; and (iv) if the Executive's employment is terminated Without Cause, the Date of Termination shall not be the date of receipt of such Notice of Termination but shall be a date specified therein, which date shall be not less than 60 days after giving such Notice of Termination.

        6. Obligations of the Corporation upon Termination.

        6.1 Death. If the Executive's employment is terminated by reason of the Executive's death, except as described in the next sentence, this Agreement shall terminate without further obligations to the Executive's legal representatives under this Agreement other than those obligations accrued hereunder at the date of his/her death. Anything in this Agreement to the contrary notwithstanding, the Executive's spouse and dependents shall be entitled to continue to receive the benefits under Benefit Plans and Fringe Benefits for 18 months subsequent to the Date of Termination.


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        6.2 Cause. If the Executive's employment shall be terminated for Cause, the Corporation shall pay the Executive his/her Base Salary and any other accrued obligations through the Date of Termination. Corporation shall have no further obligations to the Executive under this Agreement.

        6.3 Voluntary Retirement. The Corporation shall have no further obligation to the Executive under this Agreement. If the Executive elects Voluntary Retirement, the Corporation shall pay the Executive his/her Base Salary and any accrued obligations through the Date of Termination.

        6.4 Good Reason, Without Cause, and Disability. If the Board shall terminate the Executive's employment either Without Cause or for Disability, or if the Executive shall terminate his/her employment for Good Reason:

             6.4.1 Payments. The Corporation shall pay to the Executive the aggregate of the amounts determined pursuant to Articles 6.4.1(i) and 6.4.1(ii):

             (i) if not therefore paid, the Base Salary and any accrued obligations through the Date of Termination to be paid within 30 days after the Date of Termination;

             (ii) 150% of the Executive's "Base Amount". Base Amount is the aggregate of the Base Salary and Annual Bonus paid or due to Executive in the fiscal year prior to the year in which the termination occurred. Said 150% of the Base Amount shall be paid to the Executive as follows: (a) 100% in 12 equal monthly installments commencing within 30 days after the Date of Termination; and (b) 50% in a lump sum payment in cash on the one year anniversary of the Date of Termination.

             6.4.2 Stock Options. All stock options and stock appreciation rights granted to the Executive which are not exercisable at the Date of Termination, shall become fully exercisable as of the Date of Termination, with the exercise terms per the termination of employment section of the stock option plan(s).

             6.4.3 Benefits. For 12 months subsequent to the Date of Termination, the Corporation shall continue Benefit Plans and Fringe Benefits to the Executive and/or Executive's spouse and dependents. For COBRA purposes, the Date of Termination will be the qualifying event and the Corporation will pay 12 months of insurance premiums.

        7. Non-exclusivity of Rights. Nothing in this Agreement shall prevent or limit the Executive's continuing or future participation in any benefit, bonus, incentive or other plan or program provided by the Corporation or any of its affiliated companies and for which the Executive may qualify, nor shall anything herein limit or otherwise affect such rights as the Executive may have under any stock option or other Agreements with the Corporation or any its affiliated companies. Amounts which are vested benefits or which the Executive is otherwise entitled to receive under any plan or program of the Corporation or any of its affiliated companies at or subsequent to the Date of Termination shall be payable in accordance with such plan or program.


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        8. Full Settlement. The Corporation's obligation to make the payments provided for in this Agreement and otherwise to perform its obligations hereunder shall not be affected by any circumstances, including, without limitation, any set-off, counterclaim, recoupment, defense or other right which the Corporation may have against the Executive or others. In no event shall the Executive be obligated to seek other employment by way of litigation of the amounts payable to the Executive under any of the provisions of this Agreement. The Corporation agrees to pay, to the full extent permitted by law, all legal fees and expenses which the Executive may reasonably incur as a result of any contest (regardless of the outcome thereof) by the Corporation or others of the validity or enforceability of, or liability under, any provision of this Agreement.

        9. Confidential Information. The Executive shall hold in a fiduciary capacity for the benefit of the Corporation all secret or confidential information, knowledge or data relating to the Corporation or any of its affiliated companies, and their respective businesses, which shall have been obtained by the Executive during Executive's employment by the Corporation or any of its affiliated companies and which shall not be public knowledge. After termination of the Executive's employment with the Corporation, he shall not, without the prior written consent of the Corporation, communicate or divulge any such information, knowledge or data to anyone other than the Corporation and those designated by it. In no event shall an asserted violation of the provisions of this Article 9 constitute a basis for deferring or withholding any amounts otherwise payable to the Executive under this Agreement.

        10. Covenant Not to Compete. In view of the fulfillment of Executive's obligations hereunder and (i) the unique and valuable services it is expected Executive will render to the Corporation, (ii) Executive's knowledge of the clients, trade secrets, and other proprietary information relating to the business of the Corporation and its customers and suppliers, and (iii) similar knowledge Executive has regarding the Corporation, and in consideration of the compensation to be received hereunder and as a condition to the performance by Corporation of its obligations under this Agreement, Executive agrees that if this Agreement is terminated due to Disability, Good Reason, a Change of Control or for Without Cause that for the period of one (l) year after the Date of Termination the Executive shall not directly or indirectly through any other person, firm or Corporation:

        (i) Compete with or be engaged in the same business or "participate in" any other business or organization which during such one year period competes with or is engaged in the same business as the Corporation, which business, for the purposes of this Agreement, will be limited to the area of "software execution control," "network license management control," and "data access control" within the computer industry, in any geographical area in which the Corporation conducts such business except that in each case the provisions of this Article 10 will not be deemed to be breached merely because Executive owns not more than 5% of the outstanding common stock of a publicly owned corporation, or by membership upon any board of directors of a publicly owned corporation where Executive attained such position during the Term and such position was deemed not to interfere with the terms of this Agreement. The term "participate in" shall mean: "directly or indirectly, for Executive's own benefit or for, with, or through any other person, firm, or corporation, own, manage, operate, control, loan


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money to, or participate in the ownership, management, operation, or control of, or be connected as a director, officer, employee, partner, consultant, agent, independent contractor, or otherwise with, or acquiesce in the use of Executive's name." Executive will not directly or indirectly reveal the name of, solicit or interfere with, or endeavor to entice away from Corporation any of its customers or employees. Executive will not directly or indirectly employ any person who, at any time up to such cessation, was an employee of the Corporation, within a period of one year after such person leaves the employ of such Corporation. Executive agrees that the provisions of this Article 10 are necessary and reasonable to protect the Corporation in the conduct of its business. If any restriction contained in this Article 10 shall be deemed to be invalid, illegal, or unenforceable by reason of the extent, duration, or geographical scope thereof, or otherwise, then the court making such determination shall have the right to reduce such extent, duration, geographical scope, or other provisions hereof, and in its reduced form such restriction shall then be enforceable in the manner contemplated hereby.

        10.1 Breach. If Executive commits a breach of any of the provisions of this Article 10, Corporation shall have the right and remedy to have such provisions specifically enforced by any court having equity jurisdiction. The foregoing right and remedy shall be in addition to any other remedy (including without limitation damages) to which Corporation may be entitled.

        11.  Successors.

        11.1 Assignment by Executive. This Agreement is personal to the Executive and without the prior written consent of the Corporation shall not be assignable by the Executive otherwise than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by the Executive's legal representatives.

        11.2 Assignment by Corporation. Notwithstanding anything in this Agreement, Executive agrees that this Agreement may be assigned by the Corporation.

        11.3 Binding Effect. This Agreement shall inure to the benefit of and be binding upon the Corporation and its successors. The Corporation shall require any successor to all or substantially all of the business and/or assets of the Corporation, whether directly or indirectly, by purchase, merger, consolidation, acquisition of stock, or otherwise, by an agreement in form and substance satisfactory to the Executive, expressly to assume and agree to perform this Agreement in same manner and to the same extent as the Corporation would be required to perform if no such succession had taken place.

        12.  Miscellaneous.

        12.1 Modifications. This Agreement sets forth the entire understanding of the parties with respect to the subject matter hereof, and may be modified only by a written instrument duly executed by each party.

        12.2 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California, without reference to principles of conflict of laws. This Agreement may not be amended or modified otherwise than by a written agreement


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executed by the parties hereto or their respective successors and legal representatives.

        12.3 Notice. All notices and other communications hereunder shall be in writing and shall be given by hand delivery to the other party or by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

        If to the Executive:
        Richard Burris

        -------------------------

        -------------------------

        If to the Corporation:
        Rainbow Technologies, Inc.
        50 Technology
        Irvine, CA  92618

or to such other address as either party shall have furnished to the other in writing in accordance herewith. Notice and communications shall be effective when actually received by the addressees.

        12.4 Equitable Relief. Since a breach of the provisions of this Agreement, particularly with respect to Article 10, could not adequately be compensated by money damages, the Corporation shall be entitled, in addition to any other right and remedy available to it, to an injunction restraining such breach or a threatened breach, and in either case no bond or other security shall be required in connection therewith, and Executive hereby consents to the issuance of such injunction.

        12.5 Relationship of Parties. Except for authority granted to Executive by the Board in order to enable Executive to fulfill the obligations set forth in this Agreement, nothing contained in this Agreement shall authorize, empower, or constitute Executive the agent of the Corporation in any manner; authorize or empower Executive to assume or create any obligation or responsibility whatsoever, express or implied, on behalf of or in the name of the Corporation.

        12.6 Waiver. Any waiver by any party of a breach of any provision of this Agreement shall not operate as or be construed to be a waiver of any other breach of such provision or any breach of any other provision of this Agreement. The failure of a party to insist upon strict adherence to any term of this Agreement on one or more occasions shall not be a waiver or deprive the party of the right hereunder to insist upon strict adherence to that term or any other term of this Agreement. Any waiver must be in writing and signed by the waiving party.

        12.7 Separability. If any provision of this Agreement is invalid, illegal, or unenforceable, the balance of this Agreement shall remain in effect, and if any provision is inapplicable to any person or circumstance, it shall nevertheless remain applicable to all other persons and circumstances.

        12.8 Headings. The headings in this Agreement are solely for convenience of reference and shall be given no effect in the construction or interpretation of this Agreement.


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        12.9 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

        12.10 Withholdings. The Executive agrees that the Corporation shall withhold from any and all payments required to be made to Executive pursuant to this Agreement all federal, state, local and/or other taxes or contributions which the Corporation determines are required to be withheld in accordance with applicable statutes and/or regulations from time to time in effect provided, however, that such withholding shall be consistent with the calculations made by the Corporation.

        IN WITNESS WHEREOF, the Executive has hereunto set his/her hand and, pursuant to the authorization from its Board of Directors, the Corporation has caused these presents to be executed in its name on its behalf as of the day and year first above written.


---------------------------------
Richard Burris



ATTEST:

---------------------------------


Rainbow Technologies, Inc.
Walter  W. Straub
President